UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2024

Autonomix Medical, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41940	47-1607810
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

21 Waterway Avenue, Suite 300
The Woodlands, TX 77380
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 588-6150

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $0.001 per share	AMIX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02.        Unregistered Sales of Equity Securities

The information contained below in Item 5.02 related to the Inducement Options and the shares of common stock issuable thereunder is hereby incorporated by reference into this Item 3.02.

Item 5.02.        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Brad Hauser Employment Agreement

On June 17, 2024, Autonomix Medical, Inc. (the “Company”) entered into an employment agreement with Brad Hauser pursuant to which Mr. Hauser agreed to serve as the Company’s chief executive officer and president for an initial three-year period, which may be extended on a year-to-year basis. Mr. Hauser’s agreement provides for an initial annual base salary of $450,000 (subject to an annual review and increase at the discretion of the Company’s Compensation Committee) and a target annual bonus of 60% of his base salary. Pursuant to the agreement, Mr. Hauser was granted a ten-year option (the “Inducement Options”) to purchase 900,000 shares of common stock at an exercise price equal to the closing price of the Company’s common stock on the date of the employment agreement. The option vests in four equal annual installments (or 225,000 shares each installment) on each of the succeeding four anniversary dates of the execution of the employment agreement, provided Mr. Hauser is employed by the Company on each vesting date. In the event of a “change of control” or the termination of the agreement by the Company without “cause” or by Mr. Hauser for “good reason,” all of the unvested options shall immediately vest. The Inducement Options are being granted outside of the Company’s 2023 Stock Plan as an inducement material to Mr. Hauser’s entering into employment with the Company in accordance with Nasdaq Stock Market Listing Rule 5635(c)(4). Commencing with the year ending March 31, 2025, Mr. Hauser will be eligible to receive annual option grants as determined by the Compensation Committee of the Board of Directors, based on criteria established by the Compensation Committee. The number of shares underlying the target annual option grant for the initial grant after the completion of this offering will be equal to $1,000,000 divided by the Black-Scholes value per share of Company common stock on the date of grant.

If Mr. Hauser’s employment is terminated at the Company’s election without “cause,” or by Mr. Hauser for “good reason,” Mr. Hauser shall be entitled to receive severance payments equal to twelve months of Mr. Hauser’s base salary and 100% of the target bonus for the year in which such termination occurs; provided that such amounts shall be increased by 50% if Mr. Hauser’s agreement is terminated without “cause” or by Mr. Hauser for “good reason” within three months prior to or twelve months after a “change of control.” In the event that any payments or benefits provided to Mr. Hauser would trigger the excise tax under Section 4999 of the Internal Revenue Code or any similar provision, the Company agreed to provide Mr. Hauser with a gross-up payment to ensure that, after payment of all taxes (including the excise tax, federal, state, and local income taxes, and employment taxes) imposed on the gross-up payment, Mr. Hauser receives a net amount equal to the payments or benefits Mr. Hauser would have received if the excise tax didn't apply.

No family relationships exist between Mr. Hauser and any of the Company’s directors or other executive officers. There are no arrangements or understandings between Mr. Hauser and any other person pursuant to which Mr. Hauser was selected as an officer of the Company, nor are there any transactions to which the Company is or was a participant in which Mr. Hauser had or will have a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.

Prior to his appointment as the Company’s president and chief executive officer, Mr. Hauser served as the Chief Operating Officer at Beauty Health from January 2023 to June 2024. Mr. Hauser previously served as the President and Chief Executive Officer at Soliton, Inc., a medical device company focused on developing new technology for use in aesthetics, from November 2020 to December 2021. Soliton was purchased by AbbVie in 2021 and he continued to provide transition support post-acquisition as the President and Chief Executive Officer of Soliton with Allergan Aesthetics, an AbbVie company, until July 2022. Mr. Hauser previously served as Vice President, Research and Development and General Manager for CoolSculpting at Allergan Pharmaceuticals since ZELTIQ Aesthetics, Inc. was acquired by Allergan in April 2017. Previously, he served as the Senior Vice President of Research and Development at ZELTIQ Aesthetics, Inc. from January 2017 to April 2017 and as its Vice President of Research and Development from July 2015 to January 2017. Mr. Hauser joined ZELTIQ in December 2013 as Vice President of Product and Clinical Strategy. Prior to joining ZELTIQ, he held multiple roles in the aesthetic industry, including Executive Vice President of Commercial Operations at Cutera, Director of Research and Development at Medicis and Managing Director of Product and Clinical Marketing at Solta Medical. Mr. Hauser received his B.A. degree in Human Biology from Stanford University.

Lori Bisson Employment Agreement

On June 17, 2024, the Company entered into an employment agreement with Lori Bisson pursuant to which Ms. Bisson agreed to serve as the Company’s Executive Vice Chair and Strategic Adviser to the Chief Executive Officer (“Vice Chair”) for an initial two-year period. Ms. Bisson’s agreement provides for an initial annual base salary of $150,000 (subject to an annual review and increase at the discretion of the Company’s Compensation Committee) and a target annual bonus of 50% of her base salary. Pursuant to the agreement, Ms. Bisson continued to vest in the option grants issued to Ms. Bisson in her role as chief executive officer and president and shall be entitled to any incentive compensation for the fiscal year ended March 31, 2024 that has not been paid as of the date of the agreement. Commencing with the year ending March 31, 2025, Ms. Bisson will be eligible to receive annual option grants as determined by the Compensation Committee of the Board of Directors, based on criteria established by the Compensation Committee. Ms. Bisson agreed to waive any severance payments due to her in connection with the change of position at the Company.

Item 7.01.       Regulation FD Disclosure

On June 17, 2024, the Company issued a press release which announced Brad Hauser as the Company’s new Chief Executive Officer and Lori Bisson, the Company’s former Chief Executive Officer, as Vice-Chairman and Strategic Adviser to the Chief Executive Officer.

A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated by reference herein.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be “filed” for the purpose of the Securities Exchange Act of 1934, as amended (“Exchange Act”), nor shall it be incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended (“Securities Act”), unless specifically identified therein as being incorporated by reference.

Item 9.01.      Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit

10.1	Employment Agreement between Brad Hauser and Autonomix Medical, Inc. dated June 17, 2024.

10.2	Employment Agreement between Lori Bisson and Autonomix Medical, Inc. dated June 17, 2024.

99.1	Press Release dated June 17, 2024.

104	Cover page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTONOMIX MEDICAL, INC.

By:	/s/ Trent Smith
Trent Smith
Chief Financial Officer

Dated: June 17, 2024